UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On January 21, 2020, Enstar Group Limited (the "Company") reached agreements to extend the employment of its Chief Executive Officer, President and Chief Operating Officer until 2023. Employment agreements for these executives were due to expire in April / May of 2020.
In connection with entering into amended and restated employment agreements, the Company granted long-term incentive plan awards to each executive. The award to Chief Executive Officer, Dominic Silvester, was made pursuant to the Company's Joint Share Ownership Plan, which was adopted in November 2019 as a sub-plan to the Company's Amended and Restated 2016 Equity Incentive Plan. The awards to President, Paul O'Shea, and Chief Operating Officer, Orla Gregory, were a combination of performance stock units and restricted stock units as described below.
The terms and conditions of these agreements and awards are described in Item 5.02 below. These descriptions are qualified in their entirety by reference to the complete text of the Joint Share Ownership Agreement (attached hereto as Exhibit 10.1), Chief Executive Officer Employment Agreement (attached hereto Exhibit 10.2), President Employment Agreement (attached hereto as Exhibit 10.3), Chief Operating Officer Employment Agreement (attached hereto as Exhibit 10.4), and Form of Performance Stock Unit Award (attached hereto as Exhibit 10.5), each of which are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
As described in more detail below under Item 5.02 of this Current Report on Form 8-K, on January 21, 2020, the Company issued 565,630 ordinary shares (the "Shares") to Zedra Trust Company (Guernsey) Limited (the "Trustee"), in its capacity as trustee of the Enstar Group Limited Employee Benefit Trust (the "Trust") in connection with the equity compensation award described in Section 1 of Item 5.02. The information set forth in Item 5.02 that relates to the unregistered sale of such equity securities is incorporated by reference into this Item 3.02.
The Shares were sold in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended ("Regulation S"). Pursuant to the terms of the JSOP Agreement defined and described below, each of Dominic Silvester and the Trustee, in its capacity as trustee of the Trust, represented that he or it was not a U.S. person as defined in Regulation S and was located outside of the United States at the time any offer to buy the Shares was made to him or it and at the time that any buy order was originated by him or it, as applicable, and agreed to certain transfer and other restrictions in respect of the Shares, and appropriate legends were affixed to the Shares.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1.    Chief Executive Officer Employment Agreement
On January 21, 2020, the Company entered into an amended and restated employment agreement (the “CEO Employment Agreement”) with Mr. Silvester. The CEO Employment Agreement replaces Mr. Silvester’s existing employment agreement, dated April 12, 2017 (the "Previous Agreement"), in its entirety. Capitalized terms used in this Section 1 and not defined herein are defined in Section 2 below.
The CEO Employment Agreement has a three-year term beginning on January 21, 2020. Under the CEO Employment Agreement, Mr. Silvester will (1) receive an annual base salary of £76,870, (2) be eligible for an annual performance bonus, calculated by reference to his annual base salary under the Previous Agreement, under the Company’s performance bonus plan, (3) be eligible for incentive compensation under the Company’s incentive compensation programs and (4) be entitled to certain employee benefits. Any incentive-based compensation or award that Mr. Silvester receives from the Company is subject to clawback by the Company as required by applicable law, government regulation, stock exchange listing requirement or the Company's Clawback Policy.
The CEO Employment Agreement provides that if a change of control of the Company occurs during the term of Mr. Silvester's employment, Mr. Silvester would be entitled to: (1) a lump sum amount equal to three times his annual base salary under the Previous Agreement (the "Salary Amount"); (2) other than with respect to his Executive Interest under the JSOP Agreement, immediate vesting of each outstanding equity incentive award granted to him before January 21, 2023; and (3) if his Executive Interest vests upon such change in control, a lump sum amount (such amount, the "COC JSOP Amount") equal to either (i) $34 million less any amount realized by him in respect of the Executive Interest, if the Hurdle is met at the time of such change of control, or (ii) $27 million less any amount received by him in respect of the Executive Interest, if the Hurdle is not met. Mr. Silvester would also be entitled to continued medical benefits for him and his spouse and dependents for three years if he were to resign within 30 days of a change in control.
The CEO Employment Agreement also provides that if Mr. Silvester’s employment is terminated during the term of the CEO Employment Agreement by the Company without “cause” or by Mr. Silvester for “good reason,” Mr. Silvester would be entitled to: (1) a lump sum amount equal to three times his annual base salary under the Previous Agreement (reduced by the amount of any Salary Amount previously received); (2) continued medical benefits for him and his spouse and dependents for three years; (3) other than with respect to his Executive Interest under the JSOP Agreement, immediate vesting of each outstanding equity incentive award granted to him before January 21, 2023; (4) in the event no COC JSOP Amount has been paid to him, if such termination occurs before the date his Executive Interest vests and if, on January 21, 2023, the Hurdle has not been met, a lump sum amount equal to $27 million less any amount received by him in respect of the Executive Interest; and (5) the bonus that he would have received in respect of the year of his termination had he been employed by the Company for the full year, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which he participates.
The CEO Employment Agreement restricts Mr. Silvester from competing with the Company for the term of the CEO Employment Agreement and, if his employment with the Company is terminated before the end of the employment term, for a period of 18 months after his termination of employment.
2.    Joint Share Ownership Plan Award
On January 21, 2020, the Company entered into a joint share ownership agreement (the "JSOP Agreement") with Mr. Silvester, the Company’s Chief Executive Officer, and the Trustee, in its capacity as trustee of the Trust, under which Mr. Silvester and the Trustee agreed to acquire and subscribe jointly for 565,630 ordinary shares of the Company pursuant to the terms thereof. Under the JSOP Agreement, the Trustee paid the Company par value for the Shares of $565,630. Mr. Silvester's beneficial interest in the Shares acquired under the JSOP Agreement is referred to as the "Executive Interest." The Company will pay up to 60% of any employee income tax and social security contributions that arise from the acquisition of the Executive Interest, and any tax liability arising from such tax payments, up to a maximum of $5.3 million.
The value, if any, of the Executive Interest is determined based on the price of a Share appreciating above a certain threshold between the date of grant and the dates on which the Executive Interest vests (the "Vesting Date") and any value is realized (the "Realization Date"). If the higher of the closing price per Share on January 20, 2023 and the 10-day volume weighted average price per Share for the ten consecutive trading days ending on January 20, 2023 (each, the "Market Price") is $266 or greater (the "Hurdle"), the Executive Interest will have a value equal to the applicable Market Price per Share, less $205.89, multiplied by 565,630. If the higher of the Market Price per Share is less than $266 on such dates, the Executive Interest will have no value.
Subject to the terms of the JSOP Agreement, 80% of the Executive Interest will vest on January 21, 2023 and 20% of the Executive Interest will vest on that date only if the growth of the Company's fully diluted book value per ordinary share between January 1, 2020 and December 31, 2022 meets or exceeds a compound annual growth rate as set forth in the JSOP Agreement.
Upon a termination of Mr. Silvester's employment without cause or for good reason, the Executive Interest would continue to be held by him on the terms set forth in the JSOP Agreement. In the event of a termination with cause, the Executive Interest would lapse and be acquired by the Trustee for no consideration.
In the event of a change in control of the Company, the Executive Interest would vest in full on the date of such change in control unless the parties agree to roll-over the Executive Interest into shares in the acquiring company, in which case the Executive Interest will not vest and will remain outstanding, subject to the terms of the JSOP Agreement.
If the Executive Interest vests and the higher of the Market Price of a Share is above the Hurdle on both the Vesting Date and the Realization Date, Mr. Silvester may serve a notice to the Trustee requesting an exchange of their respective interests under the JSOP Agreement, such that he would become the owner of 100% of the number of Shares whose market value is equal to the market value of the Executive Interest on the day of such exchange.
3.    President and Chief Operating Officer Employment Agreements
On January 21, 2020, the Company entered into amended and restated employment agreements (each an “Employment Agreement” and collectively the "Employment Agreements") with each of Paul O'Shea and Orla Gregory. The Employment Agreements replace the executives' existing employment agreements, which were due to expire during 2020.
The Employment Agreements have terms ending on March 1, 2023. As compensation for their services, Mr. O'Shea and Ms. Gregory will: (1) receive an annual base salary of $1,500,000 and $1,200,000, respectively; (2) be eligible for incentive compensation under the Company’s incentive compensation programs; and (3) be entitled to certain employee benefits. Any incentive-based compensation or award that either executive receives from the Company is subject to clawback by the Company as required by applicable law, government regulation, stock exchange listing requirements or the Company's Clawback Policy.
The Employment Agreements provide that if the executive's employment is terminated during the term of his or her Employment Agreement by the Company without “cause” or by the executive for “good reason,” including if such termination occurs within one year of a change in control, Mr. O'Shea and Ms. Gregory would be entitled to: (1) a lump sum amount equal to three and two times annual base salary, respectively; (2) continued medical benefits for the executive and his or her spouse and dependents for three and two years, respectively; (3) immediate vesting of all outstanding equity incentive awards; and (4) the bonus that the executive would have received in respect of the year of termination had he or she been employed by the Company for the full year, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which the executive participates.
The Employment Agreements provide that the executive will not compete with the Company for the term of the Employment Agreement and, in the case of Mr. O’Shea, if his employment with the Company is terminated before the end of the employment term, for a period of 18 months after his termination of employment. Ms. Gregory’s non-competition period will extend 12 months after her termination of employment.
4.     President and Chief Operating Officer Equity Awards
On January 21, 2020, each of Mr. O'Shea and Ms. Gregory received long term equity compensation awards comprising 32,785 and 20,163 Performance Share Units ("PSUs"), respectively, and 10,929 and 6,721 Restricted Share Units ("RSUs"), respectively.
The PSUs vest following a three-year performance period beginning on January 1, 2020, and the ultimate value of the PSUs is tied to the Company's three year growth in fully diluted book value per share (the "Performance Goal"). The RSUs vest in three equal annual installments beginning on January 21, 2021.
In the event of the recipient's termination of service due to voluntary resignation or termination for cause, any outstanding PSUs and RSUs will be forfeited. In the event of the recipient's termination of service due to death or disability, all outstanding RSUs will vest immediately and outstanding PSUs will vest pro rata at the target award level based on the number of days elapsed during the performance period as of the date of termination. In the event of a change of control, all outstanding RSUs will vest, and outstanding PSUs will vest at the greater of (i) the target award level and (ii) the number of PSUs earned based on the actual level of achievement by the Company of the Performance Goal, provided that the Company's Compensation Committee makes good faith determination that an alternative award has not been granted by the acquirer.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Joint Share Ownership Agreement, dated January 21, 2020, between the Company, Dominic F. Silvester and Zedra Trust Company, as trustee.

10.2	Amended and Restated Employment Agreement dated January 21, 2020 between the Company and Dominic Silvester.

10.3	Amended and Restated Employment Agreement dated January 21, 2020 between the Company and Paul O'Shea.

10.4	Amended and Restated Employment Agreement dated January 21, 2020 between the Company and Orla Gregory.

10.5	2020 Form of Performance Share Unit Award Agreement (3-Year Cycle)

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

January 27, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer